UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2006

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2006, the Registrant signed a letter agreement with Houlihan Smith & Company Inc. whereby Houlihan Smith & Company Inc. has agreed to act as the Registrant’s financial advisor and agent in connection with the Registrant’s efforts to obtain equity financing.

In consideration for Houlihan Smith & Company Inc. providing the Registrant with financial advisory and placement agent services, the Registrant has agreed to pay Houlihan Smith & Company Inc. the following:

(a)	a retainer fee of $75,000, $37,500 of which is payable upon execution of the letter agreement with the balance of $37,500 due and payable in 45 days; and

(b)	a fee equal to six percent (6%) of the aggregate gross proceeds of any and all equity funding obtained by Houlihan Smith & Company Inc. for the Registrant, less the retainer fee of $75,000.
Item 9.01.	Financial Statements and Exhibits.
10.1	Letter Agreement with Houlihan Smith & Company Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: July 24, 2006